SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 17, 2009

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 17, 2009, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that it has submitted to the U.S. Food and Drug Administration (FDA) its proposed protocol for a Surfaxin® (lucinactant) limited clinical trial.  Discovery Labs proposed this trial in response to a comment by the FDA that a limited clinical trial could potentially resolve the key remaining issue for approval of Surfaxin for the prevention of RDS in premature infants.

The protocol incorporates a clinical trial design that is primarily intended to assess a pharmacodynamic (PD) response following Surfaxin administration in preterm infants with Respiratory Distress Syndrome (RDS).  Typically, PD-based clinical trials primarily assess short-term, physiologic responses to therapy and, therefore, are generally less expensive and of shorter duration than trials that have clinical outcomes as a primary endpoint.  On September 29, 2009, Discovery Labs held a teleconference with the FDA to discuss, among other things, whether a PD approach would satisfy the FDA’s requirement for a limited clinical trial.  The FDA indicated that Discovery Labs’ proposed concept of a PD trial design is acceptable and also provided direction regarding certain trial design specifics.

The final protocol and clinical trial design is subject to FDA review and comment.  In accordance with the FDA’s guidance, Discovery Labs expects to receive the FDA comments early in the first quarter 2010.  At that time, Discovery Labs will be in a position to estimate the expected costs and duration of the trial and make a strategic assessment, with existing and potential new partners, regarding any investment in a potential limited clinical trial for Surfaxin for RDS.

The press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 17, 2009

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and Interim Chief Executive Officer

Date:  November 18, 2009